Exhibit 8.1

SUBSIDIARIES OF GLOBAL SOURCES LTD.

Name	Jurisdiction of Organization
ASM Business Services Limited	Cayman Islands
A.S. Mediaconsult Limited	Republic of Cyprus
China Media Advertising, Inc.	Liberia
Earldom Computer Software (Shenzhen) Co., Ltd.	People’s Republic of China
Earldom Limited	British Virgin Islands
E-Commerce International Ltd.	Bermuda
eMedia Asia Ltd.	Barbados
Equitable Accounting Services Limited	Hong Kong SAR
Event Marketing Services Limited	Hong Kong SAR
Export Media Ltd.	British Virgin Islands
Fertile Valley Pte Ltd	Singapore
Floro Company Limited	Hong Kong SAR
Fortune Valley Ltd	Mauritius
Global Alliance Investment Holdings Limited	British Virgin Islands
Global Alliance Investment Management Limited	British Virgin Islands
Global City Properties Limited	British Virgin Islands
Global Silver Ocean (Shanghai) Limited	British Virgin Islands
Global Sources Auctions Limited	Hong Kong SAR
Global Sources Auctions Ltd.	Cayman Islands
Global Sources Direct Limited	British Virgin Islands
Global Sources Direct (HK) Limited	Hong Kong
Global Sources Direct (Shenzhen) Limited	People’s Republic of China
Global Sources Investment Holdings Limited	British Virgin Islands
Global Sources Research Foundation Limited	British Virgin Islands

Name	Jurisdiction of Organization

Global Sources Technologies Ltd.	Bermuda
Global Sources USA, Inc.	USA - Delaware
Hillcrest Services Limited	British Virgin Islands
Japan Publishing Limited	Japan
Lazenby Services Limited	British Virgin Islands
Media Data Systems Pte Ltd	Singapore
Media Productions Ltd.	Cayman Islands
Pine Grove B.V.	Netherlands
Publishers Representatives Limited	Hong Kong SAR
Steady Access Resources Limited	British Virgin Islands
Steady Information Consultant (Shenzhen) Co., Ltd	People’s Republic of China
Targeted Marketing Promotions Corp.	Liberia
Trade Magazine Productions Limited	Hong Kong SAR
Trade Management Software Limited	Cayman Islands
Trade Management Software (HK) Limited	Hong Kong SAR
Trade Media Holdings Limited	Cayman Islands
Trade Media Limited	Cayman Islands
Trade Point Hong Kong Limited	Hong Kong SAR
World Executive’s Digest Limited	Cayman Islands